EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191967 on Form S-3 and Registration Statement Nos. 333-180221, 333-187545, 333-192016, and 333-194260 on Form S-8 of our reports dated February 27, 2015, relating to the consolidated financial statements of Yelp Inc. and subsidiaries, and the effectiveness of Yelp Inc.‘s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Yelp Inc. for the year ended December 31, 2014.

/S/	DELOITTE & TOUCHE LLP

San Francisco, California
February 27, 2015